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                                                                    Exhibit 10.3


                         AGREEMENT dated as of November 8, 2002 (this
                    "Agreement"), between DEX MEDIA, INC., a Delaware corporation ("Parent"), and JPMORGAN CHASE BANK, in its capacity as administrative agent (the "Administrative Agent") under the Credit Agreement (as defined below) for the Lenders (as defined below).

     Reference is made to the Credit Agreement dated as of November 8, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Parent, Dex Media East, Inc., a Delaware corporation ("Holdings"), Dex Media East LLC, a Delaware limited liability company (the "Borrower"), the lenders from time to time party thereto (the "Lenders") and the Administrative Agent.

     The Lenders have several1y agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The ability under the Credit Agreement of the Borrower to obtain such Loans is conditioned upon the execution and delivery by the Parent of an agreement in the form hereof.

     Accordingly, the Parent and the Administrative Agent, on behalf of itself and Lenders (in their capacity solely as holders of Loans and other Obligations outstanding from time to time under the Credit Agreement and each of their successors or assigns as holders of such Loans and other Obligations), hereby agree as follows:

     SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. In addition to the terms defined elsewhere in this Agreement or in the Credit Agreement, as used herein the following terms shall have the meanings set forth below:

     "Adjusted Pro Forma Leverage Ratio" means, on any date, the Pro Forma Leverage Ratio on such date adjusted by excluding from Total Indebtedness the principal amount of Loans then subject to Subordinated Participations purchased and paid for by the Parent pursuant to Section 2 hereof.

     "Cash Proceeds" means Net Proceeds consisting of cash and Permitted Investments.

     "Current Deemed Value" means at any time, with respect to any Non-Cash Proceeds, the fair market value of such Non-Cash Proceeds as of the most recent Valuation Date, determined in accordance with Section 2(g); provided, however, that if

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the transaction giving rise to the Phase II Realization Event generating such
Non-Cash Proceeds is consummated substantially contemporaneously with such Phase II Rea1ization Event, the Current Deemed Va1ue of such Non-Cash Proceeds from the date of such Phase II Realization Event until the next following Valuation Date will be the value afforded such Non-Cash Proceeds by the parties to such transaction, if reasonably ascertainable in the good-faith judgment of the Administrative Agent.

     "Net Proceeds" means, when used with respect to any Phase II Realization Event or event giving rise thereto, the proceeds, including any Non-Cash Proceeds, thereof, received by the Parent, less reasonab1e fees and out-of-pocket expenses payable in connection with such event and less applicable taxes and appropriate reserves determined and computed in the manner set forth in the definition of "Net Proceeds" in the Credit Agreement.

     "Non-Cash Proceeds" means any Net Proceeds other than cash and Permitted Investments. For purposes hereof, the value of Non-Cash Proceeds on any date will be their Current Deemed Va1ue on such date.

     "Phase II Realization Event" means any of the following events occurring at any time after the Phase II C1osing Date: {i) the receipt by the Parent of any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest or other Investment in Phase II Holdings or any other Phase II entity, including without limitation any liquidating dividend, distribution upon dissolution or payment or distribution in respect of an equity or debt claim in bankruptcy or insolvency proceeding, but excluding any dividend or distribution paid by Phase II Holdings which is permitted by the Phase II Senior Facilities (or any replacement senior secured bank credit facilities) and is a dividend or distribution made pursuant to an annual basket or representing excess cash flow of Phase II Holdings in a fiscal year not required to be app1ied to the prepayment of the Phase II Senior Facilities (or any such replacement facilities) (it being understood for the avoidance of doubt that any dividend or distribution representing proceeds from an initial public offering of Phase II Ho1dings shall not be excluded from this clause (i)); (ii) the receipt by the Parent of any return of capital or repayment of principal in respect of any Equity Interest or other Investment in Phase II Holdings or any other subsidiary of the Parent other than Holdings and its subsidiaries, except to the extent paid as a dividend or distribution to the Parent that would not constitute a Phase II Realization Event under clause (i) of this definition; and
(iii) the receipt by the Parent of any proceeds, including securities or other non-cash proceeds from any sale, transfer or other disposition of (x) Equity Interests of Phase II Holdings or any other Phase II entity (including without limitation any proceeds from an initial public offering of Phase II Holdings or any secondary sales of Equity Interests of Phase II Holdings owned by the Parent) or (y) any substantial portion of the assets or businesses of Phase II Holdings effected outside the ordinary course of business. Notwithstanding the foregoing, the receipt by the Parent of the initial $125,OOO,OO0 of Net Proceeds from the

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events described in the immediately preceding sentence (determined on a cumu1ative aggregate basis) shall not be deemed to constitute a Phase II Realization Event and such Net Proceeds (but not any Net Proceeds in excess of such amount, even if derived from the same event) shall not be deemed to constitute Net Proceeds from a Phase II Realization Event for purposes of this Agreement; provided, however, that any Cash Proceeds from any such event which is partially a Phase II Realization Event will be deemed to constitute Net Proceeds from such Phase II Realization Event (to the extent thereof) prior to allocation of any Non-Cash Proceeds to the portion of such event that constitutes a Phase II Realization Event.

     "Required Purchase Amount" means the amount of Subordinated Participations that would be required to be purchased on the date of a Triggering Event in order to reduce the Adjusted Pro Forma Leverage Ratio as of such date to 5.0 to 1.0.

     "Retained Net Proceeds" has the meaning assigned to such term in Section 2(a) hereof.

     "Retention Amount" means, on any date, an amount of Net Proceeds from Phase II Realization Events equal to the product of (x) 1.35 and (y) the amount that would be required to be utilized on such date (or if such date is not a Valuation Date, on the most recent Valuation Date) to purchase Subordinated Participations in order to reduce the Adjusted Pro Forma Leverage Ratio on such date to 5.0 to 1.0.

     "Subordinated Participations" means non-voting, subordinated participations in Loans and Letters of Credit purchased and paid for by the Parent pursuant to
Section 2 hereof.

     "Termination Event" means the first to occur of (i) the Borrower's delivery of financial statements and related certificates of a Financial Officer pursuant to Section 5.01(a), (b) and (d) of the Credit Agreement demonstrating that the Adjusted Pro Forma Leverage Ratio as of the last days of two consecutive fiscal quarters of the Borrower is less than 5.0 to 1.0, (ii) the purchase and funding by the Parent of Subordinated Participations pursuant to Section 2 hereof or the prepayment of Loans solely with Equity Proceeds which results in the Adjusted Pro Forma Leverage Ratio on the date of such purchase being 5.0 to 1.0, (iii) the date on which the Collateral is released as set forth in Section 9.14(a) of the Credit Agreement after satisfaction of each of the requirements set forth in such Section 9.14 thereof and (iv) in the event an Event of Default consisting of a bankruptcy proceeding with respect to the Borrower occurs under paragraph
(h) or (i) of the Credit Agreement, the date on which a final liquidation of the Borrower is consummated pursuant to such bankruptcy proceeding or on which a reorganization plan of the Borrower, confirmed by order of the bankruptcy proceeding or on which a reorganization plan of the Borrower, confirmed by order of the bankruptcy court in such proceeding, is consummated.

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     "Triggering Event" means any acce1eration of the maturity of the Loans pursuant to Article VII of the Credit Agreement or the occurrence of any Event of Default with respect to the Borrower under paragraph (h) or (i) of Article VII of the Credit Agreement.

     "Valuation Date" means each date on which a Phase II Realization Event or a Triggering Event occurs.

     SECTION 2. Agreements in Respect of Phase II Realization Events. (a) In the event that one or more Phase II Realization Events shall at anytime occur prior to a Termination Event, then the Parent will comply with its obligations under the remaining provisions of this Section and, at all times until a Termination Event occurs, (i) will continue to hold and own (and pledge to the Administrative Agent pursuant to paragraph (f) below), free and clear of any Liens (other than Liens in favor of the Administrative Agent pursuant to this Agreement and the Collatera1 Agreements), an amount of Net Proceeds from Phase II Realization Events (the "Retained Net Proceeds") not less than the then current Retention Amount, calcu1ated as of the most recent Valuation Date, (ii) will not apply the Retained Net Proceeds consisting of Cash Proceeds to any purpose other than investments in Permitted Investments (all such Permitted Investments being deemed to be Net Proceeds from Phase II Realization Events and Retained Net Proceeds for purposes of this Agreement) owned by the Parent free and clear of any Liens (other than Liens in favor of the Administrative Agent pursuant to this Agreement and the Collatera1 Agreements) and (iii) without 1imiting the foregoing, will not, directly or indirectly, pay any dividend or make any distribution or other payment to the Permitted Holders or any other direct or indirect holder of any Equity Interest in the Parent if, after giving effect thereto, the Parent would not be in compliance with its obligations under clause (i) or (ii) of this sentence.

     (b) Each time that a Phase II Realization Event occurs prior to a Triggering Event, the then-current Retention Amount shal1 be calculated, and the Parent will, to the extent the amount of Retained Net Proceeds then pledged to the Administrative Agent pursuant to the Collateral Agreements ("Pledged Net Proceeds") is less than such Retention Amount, pledge additional Net Proceeds from such Phase II Realization Event under the Collateral Agreements to the extent necessary so that the amount of Pledged Net Proceeds then pledged to the Administrative Agent is at least equal to such Retention Amount (or pledge all such Net Proceeds, if the entire amount thereof is insufficient to achieve such result). If the amount of Pledged Net Proceeds exceeds the Retention Amount calculated as of the time of a Phase II Realization Event, then Net Proceeds pledged pursuant to the Collateral Agreements will be re1eased to the Parent to the extent of such excess; provided that all Non-Cash Proceeds must be released (the least liquid being released first) before any Cash Proceeds are released. The Parent will not pay any dividend or make any distribution or other disposition of Net Proceeds from any Phase II Realization Event until the calculations required by this paragraph (b) in

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respect of such Phase II Realization Event have been made (including the determination of the Current Deemed Value of any Non-Cash Proceeds) and any additional pledges of Net Proceeds required hereby have been effected.

     (c) If a Triggering Event occurs, the Parent will apply Pledged Net Proceeds in an amount equal to the Required Purchase Amount (and the Administrative Agent is hereby authorized to apply Pledged Net Proceeds equal to the Required Purchase Amount) to the Purchase of Subordinated Participations. Any such Pledged Net Proceeds in the form of Cash Proceeds shall be applied to the purchase of Subordinated Participations immediately upon the occurrence of such Triggering Event. Any such Pledged Net Proceeds in the form of Non-Cash Proceeds shall be applied when converted to cash, and the Administrative Agent is hereby authorized to take such actions as may be necessary or desirable, at such times as it may determine, to convert such Non-Cash Proceeds to cash for such purpose; provided, however, that the aggregate amount of cash plus the aggregate Current Deemed Value of Non-Cash Proceeds converted to cash and applied to the purchase of Subordinated Participations shall not exceed the Required Purchase Amount (notwithstanding that Non-Cash Proceeds may be converted to cash in a lesser amount than their Current Deemed Value). Pending conversion to cash, any such Non-Cash Proceeds shall continue to be pledged pursuant to the Collateral Agreements and will be subject to the provisions of paragraph (d) below. If, at the time of a Triggering Event, the amount of Pledged Net Proceeds (valued, in the case of Non-Cash Proceeds, as of the date of such Triggering Event) is less than the Required Purchase Amount, the Parent will immediate1y utilize Cash Proceeds received from future Phase II Realization Events to purchase additional Subordinated Participations and/or immediately pledge Non-Cash Proceeds from future Phase II Realization Events under the Collateral Agreements until such time as the aggregate amount of such additional cash purchases and the Current Deemed Value of such additional pledged Non-Cash Proceeds equals such shortfall amount; provided that the full amount of Cash Proceeds of any such Phase II Realization Event shall be so applied prior to the pledge of any Non-Cash Proceeds thereof. If, at the time of a Triggering Event, the amount of Pledged Net Proceeds is greater than the Required Purchase Amount, Pledged Net Proceeds in an amount equal to such excess shall be released to the Parent; provided that all Non-Cash Proceeds shall be released (the least liquid being released first) before any Cash Proceeds are released.

     (d) In the event that any Net Proceeds of a Phase II Realization Event are required by the terms hereof to be held as Retained Amounts or pledged under the Collateral Agreements and Net Proceeds from such Phase II Realization
Event consist of both Cash Proceeds and Non-Cash Proceeds, the full amount of such Cash Proceeds shall be applied to such purposes prior to applying any Non-Cash Proceeds thereto. In the event that any Cash Proceeds in respect of a Phase II Realization Event are received at a time when any Non-Cash Proceeds are held as Retained Amounts or pledged as Pledged Net Proceeds (whether before or after a Triggering Event), such Cash Proceeds shall be exchanged and substituted for such Non-Cash Proceeds, based on the Current Deemed

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Value of the Non-Cash Proceeds as of the date of such Phase II Realization
Event, as soon as such Current Deemed Value is determined (and shall not be dividended, distributed or otherwise disposed of prior to the time of such exchange and substitution) and the Non-Cash Proceeds for which Cash Proceeds have been substituted or exchanged shall be released to the Parent. All property of the Parent that does not constitute Net Proceeds from a Phase II Realization Event, all Net Proceeds from a Phase II Realization Event that are released to the Parent pursuant to any provision of this Agreement and all other Net Proceeds not required to be held as Retained Net Proceeds, pledged as Pledged Net Proceeds, substituted or exchanged for Non-Cash Proceeds or utilized to purchase Subordinated Participations pursuant hereto, and any Non-Cash Proceeds for which Cash Proceeds have been substituted or exchanged, may be dividended or distributed by the Parent to holders of its Equity Interests or used for other purposes permitted by the Credit Agreement; provided, however, that Net Proceeds in respect of any Phase II Realization Event shall be held by the Parent free and clear of any Lien until such time as all computations or determinations of the Retention Amount, Current Deemed Values, the Adjusted Pro Forma Leverage Ratio, the Required Purchase Amount (if a Triggering Event has occurred) and any other amounts necessary to determine whether and to what extent such Net Proceeds are required to be applied to any such purpose hereunder have been completed.

     (e) Purchases by the Parent of Subordinated Participations required or permitted by this Agreement will be made pursuant to the provisions of this paragraph (e) and the form of Subordinated Participation agreement contemplated hereby. If required to effect purchases of Subordinated Participations by the provisions of this Agreement, the Parent shall purchase for cash, at par, a non-voting subordinated, undivided participating interest in the outstanding Loans (and, if elected by the Administrative Agent after the occurrence of a Triggering Event, Letters of Credit) for an aggregate purchase price equal to the amount of Cash Proceeds required to be applied to such purchase hereunder. The Administrative Agent shall, by written notice to the Parent, specify a closing date for such purchase not fewer than five Business Days after the date of such notice, and on such closing date the Parent shall purchase such participating interests by a wire transfer to the Administrative Agent of immediately available funds in the amount of the purchase price; provided that the amount of the purchase price, if any, attributable to any such participations in outstanding Letters of Credit shall be held by the Administrative Agent as security for the Parent's obligation to fund such participation (including to fund any Revolving Loans or participations in Swingline Loans made to effect reimbursement of any LC Disbursement) and shall be refunded to the Parent at such time (and to the extent) any such Letter of Credit expires or is terminated prior to being drawn or any LC Disbursement in respect thereof is repaid by the Borrower other than pursuant to a Swing1ine Borrowing or Revolving Borrowing. Such participating interest will be subordinated to each Lender's retained interest in the Loans and Letter of Credit reimbursement obligations, and distributions in respect of such participating interest will be made only after all Obligations in respect of such retained interests have been paid in

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full. On such closing date, the Parent will execute and deliver one or more participation agreements with respect to its participating interests, in the standard form employed by the Administrative Agent for such Agreements (modified to reflect the subordination referred to above and the absence of any voting rights). Each such participation will be allocated on a pro rata basis to the Loans (and if applicable, participations in Letters of Credit) of each Lender. Prior to the occurrence of a Triggering Event, the Parent may, at its option, purchase and fund Subordinated Participations in Term Loans (but not Revolving Loans or Letters of Credit) in accordance with the provisions of this paragraph in order to effect a Termination Event.

     (f) The Parent agrees that any Retained Net Proceeds (including any Permitted Investments that are deemed to be Retained Net Proceeds) that are required to be pledged pursuant to paragraph (b) above will be pledged, pursuant to security agreements (collectively, the "Collateral Agreements"), to the Administrative Agent, on behalf of the Lenders, to secure the obligations of the Parent under this Agreement to purchase Subordinated Participations. The Collateral Agreements will be in the standard form employed by the Administrative Agent for such agreements (modified to reflect the procedures referred to herein). Any Cash Proceeds and any Non-Cash Proceeds that consist of Investment Property (as defined in Article 9 of the New York UCC) that are required to be pledged pursuant to paragraph (b) above will be held in an account (the "Securities Account") controlled by the Administrative Agent; provided that (x) the Securities Account may, at the option of the Parent, be initially or subsequently established with a financial intermediary that is reasonably acceptable to the Parent and the Administrative Agent; provided that such financial intermediary has entered into a control agreement that is reasonably acceptable to the Parent and the Administrative Agent and (y) the Parent may select the Permitted Investments in which amounts held in the Securities Account are invested. The Parent agrees (i) it will have no rights of withdrawal from the Securities Account (other than as described herein), (ii) the funds on deposit in the Securities Account will continue to be at all times collateral security for the obligations of the Parent under this Agreement to purchase Subordinated Participations and (iii) upon the occurrence of a Triggering Event, at the Administrative Agent's election, the funds on deposit in the Collection Account shall be applied to purchase Subordinated Participations as provided herein.

     (g) For purposes of this Agreement, the "fair market value" of Non-Cash Proceeds on any Valuation Date shall be determined as follows: (i) in the case of any securities that are traded on a recognized stock exchange, the fair market value of such securities shall be the closing price of such securities on the relevant Valuation Date and (ii) in the case of any other assets or property, the fair market value of such assets or property shall be the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as determined by a nationally recognized investment banking firm that is mutually acceptable to the


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Parent and the Administrative Agent employing reasonable and customary valuation procedures. Each of the Parent and the Administrative Agent agrees that after any Valuation Date it shall (i) promptly designate the investment banking firm that will perform the foregoing valuation, (ii) instruct such firm to provide the results of its valuation as soon as practicable and in any event within 20 days of the relevant Va1uation Date and (iii) promptly provide to such firm all information reasonably requested in the performance of its valuation.

     (h) The Parent and the Administrative Agent will use commercially reasonable efforts to negotiate and agree on forms of the definitive Collatera1 Agreements and participation agreement for Subordinated Participations (in each case consistent with the provisions of this Agreement and otherwise reasonably acceptable to the Parent and the Administrative Agent) as soon as reasonably practicable after the date hereof.

     SECTION 3. Representations and Warranties. The Parent represents and warrants to the Administrative Agent, for the benefit of the Lenders that:

          (a) It has the power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement and has taken an necessary action to authorize its execution, delivery and performance of this Agreement.

          (b) This Agreement has been duly executed and delivered by the Parent and constitutes a legal, valid and binding obligation of the Parent, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (c) The execution, delivery and performance of this Agreement will not violate any provision of any requirement of law applicable to the Parent or of any organizational documents or contractual obligations of the Parent.

          (d) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or regulatory body or Governmental Authority and no consent of any other Person, is required in connection with the Parent's execution, delivery and performance of this Agreement or the validity or enforceability of this Agreement against the Parent.

     SECTION 4. Expenses.(a) The Parent will pay or reimburse the Administrative Agent, upon demand, for all its reasonable costs and expenses in connection with the enforcement or preservation of any rights under this Agreement,

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including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent.

     (b) The Parent will pay, indemnify, and hold the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the failure of the Parent to perform any of its obligations arising out of or relating to this Agreement.

     SECTION 5. Notices. All notices, requests and demands to or upon either party hereto shall be in writing and shall be given in the manner provided in
Section 9.01 of the Credit Agreement.

     SECTION 6. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, each of which shall constitute an original, but all of which taken together shall be deemed to constitute but one instrument.

     SECTION 7. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 8. Integration. This Agreement represents the complete agreement of the Parent and the Administrative Agent, on behalf of the Lenders, with respect to the subject matter hereof and there are no promises or representations by the Parent, or obligations of the Parent, relative to the subject matter hereof not reflected herein.

     SECTION 9. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent and the Parent; provided that any provision of this Agreement may be waived by the Lenders in a letter or agreement executed by the Required Lenders.

     (b) No failure to exercise, nor any de1ay in exercising, on the part of the Administrative Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     SECTION 10. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     SECTION 11. Successors and Assigns. This Agreement shall be binding upon the successors and permitted assigns of the Parent and the Administrative Agent; provided that the Parent may not assign any of its duties or obligations hereunder to any other Person without the prior written consent of the Administrative Agent. No person (other than the Agent and the Lenders) is entitled to any rights of a third party beneficiary hereunder with respect to this Agreement or any provision hereof.

     SECTION 12. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

     (b) The Parent hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Credit Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement, the Credit Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement, the Credit Agreement or any other Loan Document against the parent or its properties in the courts of any jurisdiction.

     (c) The Parent hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Credit Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) The Parent hereby irrevocably consents to service of process in the manner provided for notices in Section 5. Nothing in this Agreement, the Credit Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 13. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 14. Term. This Agreement will terminate, and the Parent's obligations hereunder will terminate and forever be discharged, in each case without any further notice or action of any party upon the occurrence of a Termination Event; provided, however, that if any payment received by the Administrative Agent or any Lender from the Parent pursuant hereto is required to be returned, refunded or forfeited for any reason, including as a result of any bankruptcy or insolvency proceeding affecting the Parent or any other Person, this Agreement and the Parent's obligations hereunder shall be reinstated with respect to such payment and the obligation giving rise to such payment (it being understood that (a) such reinstatement shall be only of the Parent's obligations hereunder and not those of any other person and (b) no circumstances may be asserted under any circumstance against any shareholder of the Parent or any other Person in respect of any dividend or distribution made
(i) prior to the occurrence of a Termination Event, if permitted by this Agreement when made by the Parent, or (ii) at any time after the occurrence of a Termination Event).

     SECTION 15. No Recourse. No claim may be made against (a) any direct or indirect shareholder of the Parent, (b) Phase II Holdings or any of its subsidiaries or (c) any subsidiary of the Parent of which Phase II Holdings is a subsidiary, in each case in respect of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        DEX MEDIA, INC.,

                                        by
                                           -------------------------------------
                                           Name:
                                           Title:


                                        JPMORGAN CHASE BANK, as
                                        Administrative Agent

                                        by
                                           -------------------------------------
                                           Name:
                                           Title:

          AMENDMENT NO.1 dated as of October 31, 2003 (this "Amendment"), to the Agreement dated as of November 8, 2002 (the "Parent Agreement"), between DEX MEDIA, INC., a Delaware corporation ("Parent"), and JPMORGAN CHASE BANK, in its capacity as administrative agent (the "Administrative Agent") under the Credit Agreement (as defined below) for the Lenders (as defined below).

     A. Reference is made to the Credit Agreement dated as of November 8, 2002, as amended as of May 14, 2003, as further amended and restated as of October 31, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Parent, Dex Media East, Inc., a Delaware corporation ("Holdings"), Dex Media East LLC, a Delaware limited liability company (the "Borrower"), the lenders from time to time party thereto (the "Lenders") and the Administrative Agent.

     B. Reference is also made to the Second Amendment and Restatement dated as of October 31,2003, to the Credit Agreement (the "Credit Agreement Amendment") among the Parent, Holdings, the Borrower, the Lenders party thereto and the Administrative Agent.

     C. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     D. The Parent has requested that the Administrative Agent amend the Parent Agreement to reflect the ability of the Parent to incur Indebtedness and of Holdings to make payments to the Parent to finance a portion of the regularly scheduled cash interest payable on such Indebtedness as permitted by the Credit Agreement Amendment.

     E. The Required Lenders have consented to this Amendment by executing the Credit Agreement Amendment.

     Accordingly, the Parent and the Administrative Agent, on behalf of itself and the Lenders (in their capacity solely as holders of Loans and other Obligations outstanding from time to time under the Credit Agreement and each of their successors or assigns as holders of such Loans and other Obligations), hereby agree as follows:

     SECTION 1. Amendment of Parent Agreement. Clause (i) of the definition of "Phase II Realization Event" set forth in Section I of the Parent Agreement is hereby amended and restated, effective as of the Amendment Effective Date (as defined in Section 3 hereof), in its entirety as follows:

     "(i) the receipt by the Parent of any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest or other Investment in Phase II Holdings or any other Phase II entity, including without limitation any liquidating dividend, distribution upon dissolution or payment or distribution in respect of an equity or debt claimin bankruptcy or insolvency proceeding, but excluding any dividend or distribution paid by Phase II Holdings which is permitted by the Phase II Senior Facilities (or any replacement senior secured bank credit facilities) and is a dividend or distribution (A) made pursuant to an annual basket, (B) representing excess cash flow of Phase II Holdings in a fiscal year not required to be applied to the prepayment of the Phase II Senior Facilities (or any such replacement facilities) or (C) representing 58% of the amount of regularly scheduled cash interest payable during the next 30 days on outstanding Qualifying Parent Indebtedness (it being understood for the avoidance of doubt that any dividend or distribution representing proceeds from an initial public offering of Phase II Holdings shall not be excluded from this clause (i));".

     SECTION 2. Representations and Warranties. The Parent represents and warrants to the Administrative Agent, for the benefit of the Lenders that as of the Amendment Effective Date:

          (a) This Amendment has been duly authorized, executed and delivered by the Parent and constitutes a legal, valid and binding obligation of the Parent, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (b) The representations and warranties set forth in Section 3 of the Parent Agreement are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

     SECTION 3. Effectiveness. This Amendment shall become effective as of the first date (the "Amendment Effective Date") on which the following conditions have been satisfied:

          (a) The Administrative Agent shall have executed a counterpart hereof and the Administrative Agent (or its counsel) shall have received a duly executed counterpart hereof that bears the signature of the Parent.

          (b) The Credit Agreement Amendment shall have become effective in accordance with the terms thereof.

          (c) To the extent invoiced, the Administrative Agent shall have received payment or reimbursement of its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

     SECTION 4. Expenses. The Parent will pay or reimburse the Administrative Agent, upon demand, for all its reasonable out-of-pocket costs and expenses in connection with this Amendment, including, without limitation, reasonable fees, charges and disbursements of counsel to the Administrative Agent.

     SECTION 5. Counterparts. This Amendment may be executed by one or more of the parties on any number of separate counterparts, each of which shall constitute an original, but all of which taken together shall be deemed to constitute but one instrument.

     SECTION 6. Section Headings. The section headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     SECTION 7. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Amendment shall be construed in accordance with and governed by the law of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                        DEX MEDIA, INC.,

                                        by /s/ George Burnett
                                           -------------------------------------
                                           Name:  George Burnett
                                           Title: CEO and President


                                        JPMORGAN CHASE BANK, as
                                        Administrative Agent

                                        by
                                           -------------------------------------
                                           Name:
                                           Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                        DEX MEDIA, INC.,


                                        by
                                           -------------------------------------
                                           Name:
                                           Title:


                                        JPMORGAN CHASE BANK, as
                                        Administrative Agent

                                        by /s/ Thomas H. Kozlak
                                           -------------------------------------
                                           Name:  Thomas H. Kozlak
                                           Title: Vice President